Exhibit 99.1

MariMed’s Products to Enter Pennsylvania Market

Through a Management Services and Licensing Agreement with TILT Holdings

NORWOOD, Mass. — July 31, 2025 — MariMed Inc. (“MariMed,” “the Company”) (CSE: MRMD) (OTCQX: MRMD), a leading cannabis consumer packaged goods company and retailer, today announced a strategic agreement with TILT Holdings (“TILT”) (CBOE: TILT) (OTCPK: TLLTF) that will expand the distribution of the Company’s award-winning portfolio of medical marijuana products to Pennsylvania.

On July 30, 2025, Standard Farms, LLC (“Standard Farms”), a wholly owned subsidiary of TILT, entered into a Management Services Agreement (the “MSA”) with MariMed Advisors, Inc., a Delaware corporation and wholly owned subsidiary of MariMed (the “Manager”). Under the terms of the MSA, effective September 1, 2025, MariMed will assume the day-to-day management of TILT’s Standard Farms cultivation and processing facility in White Haven, Pennsylvania. Standard Farms will remain the sole permit holder. As Manager, MariMed will provide comprehensive management services to Standard Farms, including oversight of budgeting, financial planning, and compliance with applicable laws, and will maintain quality management programs. The Manager will also be responsible for advising on accounting, managing business bank accounts, and ensuring compliance with tax and licensing requirements. In addition, Standard Farms intends to produce and distribute MariMed’s award-winning brands in Pennsylvania, the fifth most populous state in the country, pursuant to a licensing arrangement with MariMed.

Pursuant to the MSA, which has an initial term of four years, MariMed will receive a management fee of 12.5% of Standard Farm’s gross revenue.

“We are thrilled to bring our brands to consumers in the great state of Pennsylvania, a strong medical marijuana market that is likely to become the next cannabis adult-use market,” said Jon Levine, MariMed’s Chief Executive Officer. “These agreements align with our ‘Expand the Brand’ strategy, a top priority initiative that is driving us toward becoming the leading consumer packaged goods company in medical marijuana. We will continue to identify opportunities to expand the distribution of our brands into new, high-growth markets and deeper in our existing markets.”

“We are excited to partner with the MariMed team and to support their expansion," said TILT Chief Executive Officer, Tim Conder. "We are eager to work closely with MariMed through this MSA agreement, providing their trusted and high-quality branded products to medical marijuana patients throughout Pennsylvania. These brands lead in other markets, and we expect similar success here. Our team has done a tremendous job building a foundation of quality and trust with patients under the Standard Farms banner, and we expect this foundation to be the right launching pad for MariMed. We view this partnership as another positive step forward in the strategic review process we have been conducting over the past few quarters."

About MariMed

MariMed Inc. is a leading multi-state cannabis operator, known for developing and managing state-of-the-art cultivation, production, and retail facilities. Our award-winning portfolio of cannabis brands, including Betty's Eddies™, Bubby’s Baked™, Vibations™, InHouse™, and Nature’s Heritage™, sets us apart as an industry leader. These trusted brands, crafted with quality and innovation, are recognized and loved by consumers across the country. With a commitment to excellence, MariMed continues to drive growth and set new standards in the cannabis industry. For additional information, visit www.marimedinc.com.

About TILT

TILT is dedicated to helping cannabis businesses build their brands. Through a diverse portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across North America, South America, Israel and the European Union. TILT’s core business is Jupiter Research LLC,, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing. Jupiter recently received EU medical device certification for Europe's first handheld liquid inhalation device. Additionally, TILT operates Commonwealth Alternative Care, Inc., Inc. in Massachusetts,and Standard Farms Ohio, LLC in Ohio and is the permit holder of record for Standard Farms LLC in Pennsylvania. TILT is headquartered in Scottsdale, Arizona. For more information, visit www.tiltholdings.com.

IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding projected financial results for 2025, including anticipated openings of dispensaries and facilities, timing of regulatory approvals, plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, permits, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, our ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in our reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

All trademarks and service marks are the property of their respective owners.

TILT Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

MariMed Company Contact:

Howard Schacter, Chief Communications Officer

Email: hschacter@marimedinc.com

Phone: (781) 277-0007